CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Russell Investment Company of our reports dated December 20, 2019, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Company’s Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

February 26, 2020

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101
T: (206) 398 3000, F: (206) 398 3100, www.pwc.com/us

Appendix I

Funds

Equity Income Fund

Sustainable Equity Fund (formerly, U.S. Defensive Equity Fund)

U.S. Dynamic Equity Fund

U.S. Strategic Equity Fund

U.S. Small Cap Equity Fund

International Developed Markets Fund

Global Equity Fund

Emerging Markets Fund

Tax-Managed U.S. Large Cap Fund

Tax-Managed U.S. Mid & Small Cap Fund

Tax-Managed International Equity Fund

Tax-Managed Real Assets Fund

Opportunistic Credit Fund (formerly, Global Opportunistic Credit Fund)

Unconstrained Total Return Fund

Strategic Bond Fund

Investment Grade Bond Fund

Short Duration Bond Fund

Tax-Exempt High Yield Bond Fund

Tax-Exempt Bond Fund

Commodity Strategies Fund

Global Infrastructure Fund

Global Real Estate Securities Fund

Multi-Strategy Income Fund

Multi-Asset Growth Strategy Fund

Strategic Call Overwriting Fund

Multifactor U.S. Equity Fund

Multifactor International Equity Fund

Conservative Strategy Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Strategy Fund